Exhibit 99.1

Mannatech Reports Third Quarter 2007

Earnings continue lower; progress in expense reduction

Coppell, TX, November 8, 2007—Mannatech, Incorporated (NASDAQ – MTEX) today reported third quarter earnings of $0.07 per diluted share for the three months ended September 30, 2007, down 80.6% from the 2006 third quarter earnings of $0.36 per diluted share. Net income for the third quarter, 2007, declined to $1.7 million, a decrease of 82.5% compared to $9.7 million in the third quarter of 2006. Pretax profit was $2.1 million, a decrease of 83.2% compared to $12.7 million in the same period last year. Operating expenses were reduced over $4 million compared to the second quarter of 2007.

Third quarter net sales for 2007 were $96.8 million, a decrease of 2.8%, compared to $99.6 million in the third quarter of 2006. The sales decline resulted from a 15% decrease in North America sales compared to the third quarter of 2006. This was partially offset by a 30% increase in sales from international markets, primarily in Asia, in the third quarter of 2007 compared to the third quarter of 2006.

Terry Persinger, President and CEO commented, “Our top priorities in the third quarter were to reduce operating expenses and to fully integrate our GlobalView system. We reduced operating expenses $4.1 million, or more than 10% in the third quarter compared to the second quarter of 2007. GlobalView’s integration is now largely complete and we are preparing for market expansion in the near future. Similar to the second quarter, we incurred additional depreciation expense due to the GlobalView utilization.”

Total independent Associate and Member count based on a 12-month trailing period increased to 575,000 for the third quarter of 2007 as compared to 536,000 for the third quarter of 2006. The 7.3% growth resulted from higher retention of continuing independent Associates and Members which were up 51,000, a 15.5% increase compared to the same period last year. This increase was partially offset by a 5.8% decline in new independent Associates and Members on a 12-month trailing basis.

Mr. Persinger said, “We will continue focusing on cost control as we shift considerable attention to driving domestic sales and recruiting. Our recent hiring of Al Bala as Senior Vice President of Global Business Development is indicative of our commitment to re-energize our domestic market. Al brings over 20 years network marketing experience in implementing key programs to drive sales and recruiting.”

Year-to-date sales through September reached $312.8 million, up 3.1% from 2006. Net income for the nine-month period was $10.2 million, down 58.3% from last year’s net income of $24.2 million. Diluted earnings per share were $0.38, a decrease of 57.3% versus $0.89 for the nine-months ended September 2006.

For geographical purposes, consolidated net sales primarily shipped to customers in these locations were as follows:

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

(In millions, except percentages)

	For the three months ended September 30,
	2006		2007		Dollar change	Percentage change
United States	$65.7	66.0%	$55.3	57.1%	$(10.4)	(15.8)%
Canada	6.7	6.7%	6.1	6.3%	(0.6)	(9.0)%
Australia	7.5	7.5%	7.0	7.2%	(0.5)	(6.7)%
United Kingdom	1.8	1.9%	1.7	1.8%	(0.1)	(5.6)%
Japan	10.0	10.0%	10.3	10.6%	0.3	3.0%
New Zealand	2.1	2.1%	1.6	1.7%	(0.5)	(23.8)%
Republic of Korea	3.3	3.3%	11.9	12.3%	8.6	260.6%
Taiwan	0.8	0.8%	1.5	1.5%	0.7	87.5%
Denmark	1.0	1.0%	0.3	0.3%	(0.7)	(70.0)%
Germany	0.7	0.7%	1.1	1.2%	0.4	57.1%

Totals	$99.6	100%	$96.8	100%	$(2.8)	(2.8)%

	For the nine months ended September 30,
	2006		2007		Dollar change	Percentage change
United States	$202.8	66.9%	$191.1	61.1%	$(11.7)	(5.8)%
Canada	21.6	7.1%	20.7	6.6%	(0.9)	(4.2)%
Australia	22.8	7.5%	22.0	7.0%	(0.8)	(3.5)%
United Kingdom	5.7	1.9%	5.0	1.6%	(0.7)	(12.3)%
Japan	30.1	9.9%	31.4	10.0%	1.3	4.3%
New Zealand	6.8	2.2%	5.4	1.7%	(1.4)	(20.6)%
Republic of Korea	7.2	2.4%	28.6	9.2%	21.4	297.2%
Taiwan	2.7	0.9%	4.0	1.3%	1.3	48.1%
Denmark	2.4	0.8%	1.2	0.4%	(1.2)	(50.0)%
Germany	1.2	0.4%	3.4	1.1%	2.2	183.3%

Totals	$303.3	100%	$312.8	100%	$9.5	3.1%

The number of new and continuing independent Associates and Members who purchased packs during the 12-months ended September 30, 2006 and 2007 were as follows:

	September 30, 2006		September 30, 2007		Number and percentage change
New	208,000	38.9%	196,000	34.1%	(12,000)	(5.8)%
Continuing	328,000	61.1%	379,000	65.9%	51,000	15.5%

Total	536,000	100.0%	575,000	100.0%	39,000	7.3%

Conference Call

Mannatech will hold a quarterly conference call and webcast to discuss this announcement with investors on Friday, November 9, 2007 at 9:00 a.m. Central Standard Time, 10:00 a.m. Eastern Standard Time. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “will continue” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com

(Complete quarterly report filed on its Form 10-Q, which is expected to be filed with the Securities & Exchange Commission and published on its corporate website www.mannatech.com on or about November 9, 2007. Unaudited Consolidated Financial Statements to follow)

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2006	September 30, 2007
		(unaudited)
ASSETS
Cash and cash equivalents	$45,701	$34,825
Restricted cash	2,251	980
Accounts receivable, net of allowance of $0.2 million in 2006 and $0.4 million in 2007	999	623
Income tax receivable	2,155	934
Inventories, net	23,923	25,475
Prepaid expenses and other current assets	4,323	6,898
Deferred income tax assets	1,478	1,922

Total current assets	80,830	71,657
Long-term investments	25,375	25,375
Property and equipment, net	16,523	43,768
Construction in progress	24,725	1,154
Long-term restricted cash	3,132	7,091
Other assets	1,372	1,381
Long-term deferred income tax assets	278	68

Total assets	$152,235	$150,494

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$92	$96
Accounts payable	3,339	2,782
Accrued expenses	26,841	24,428
Commissions and incentives payable	15,511	11,081
Taxes payable	3,556	3,741
Deferred revenue	2,697	3,520

Total current liabilities	52,036	45,648
Capital leases, excluding current portion	349	266
Long-term royalties due to an affiliate	2,879	2,546
Long-term deferred income tax liabilities	7,444	8,427
Other long-term liabilities	730	1,320

Total liabilities	63,438	58,207

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,617,081 shares issued and 26,409,987 shares outstanding in 2006 and 27,667,882 shares issued and 26,460,788 shares outstanding in 2007	3	3
Additional paid-in capital	38,941	39,886
Retained earnings	66,393	68,570
Accumulated other comprehensive loss	(1,749)	(1,381)

	103,588	107,078
Less treasury stock, at cost, 1,207,094 shares in 2006 and 2007	(14,791)	(14,791)

Total shareholders’ equity	88,797	92,287

Total liabilities and shareholders’ equity	$152,235	$150,494

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Net sales	$99,558	$96,776	$303,300	$312,768
Cost of sales	13,497	14,868	42,777	45,564
Commissions and incentives	43,977	43,230	135,349	142,456

	57,474	58,098	178,126	188,020

Gross profit	42,084	38,678	125,174	124,748
Operating expenses:
Selling and administrative expenses	16,562	21,342	52,569	63,331
Depreciation and amortization	1,292	2,953	3,542	7,283
Other operating costs	12,759	12,661	36,182	40,747

Total operating expenses	30,613	36,956	92,293	111,361

Income from operations	11,471	1,722	32,881	13,387
Interest income	599	614	1,763	1,902
Other income, net	670	(194)	805	(91)

Income before income taxes	12,740	2,142	35,449	15,198
Provision for income taxes	(3,052)	(396)	(11,241)	(5,036)

Net income	$9,688	$1,746	$24,208	$10,162

Earnings per share:
Basic	$0.37	$0.07	$0.91	$0.38

Diluted	$0.36	$0.07	$0.89	$0.38

Weighted-average common shares outstanding:
Basic	26,446	26,460	26,663	26,437

Diluted	27,044	26,843	27,280	26,940